Exhibit 99.1


                                                                    News Release

TRANSACTION SYSTEMS ARCHITECTS INC
224 SOUTH 108 AVENUE
OMAHA, NEBRASKA 68154
402.334.5101
FAX 402.390.8077




For more information contact:
William J. Hoelting
Vice President, Investor Relations
402.390.8990

FOR IMMEDIATE RELEASE

         TRANSACTION SYSTEMS ARCHITECTS ANNOUNCES RE-AUDIT NOT COMPLETED

(OMAHA, Neb.-- December 30, 2002)-- Transaction Systems Architects, Inc. (Nasdaq: TSAIE), a leading global provider of enterprise e-payment and e-commerce solutions announced that the Company has not completed the re-audit of its financial statements for fiscal 2000 and 2001. Without the completion of the re-audit, the Company will not be in a position to file its Form 10-K by December 30, 2002.

The Company has requested an extension from Nasdaq until January 13, 2003 to complete the re-audit process and continue trading on the Nasdaq National Market. Upon the completion of the re-audit, the Company intends to file its restated financial information for fiscal 2000, fiscal 2001, and the first three quarters of fiscal 2002. Along with the restatement of prior periods, the Company's fourth quarter and fiscal year 2002 results will be included in the filing.


About Transaction Systems Architects, Inc.

Transaction Systems Architects' software facilitates electronic payments by providing consumers and companies access to their money. Its products are used to process transactions involving credit cards, debit cards, secure electronic commerce, mobile commerce, smart cards, secure electronic document delivery and payment, checks, high-value money transfers, bulk payment clearing and settlement, and enterprise e-infrastructure. Transaction Systems Architects' solutions are used on more than 1,650 product systems in 71 countries on six continents.

Forward-Looking Statements

This news release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements include words or phrases such as "management anticipates," "the Company believes," "the Company anticipates," "the Company expects," "the Company plans," "the Company will," and words and phrases of similar impact, and include but are not limited to statements regarding future operations, business strategy and business environment. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially. Factors that could cause actual results to differ include, but are not limited to, the following:

o The decision to re-audit the Company's consolidated financial statements for fiscal years 2000 and 2001 will result in the Company being required to restate the financial results for one or more prior periods. The re-audit has resulted in the Company's independent accountants proposing changes to other items of income and expense and the application of accounting principles unrelated to the transactions that led to the re-audit. The Company is uncertain whether the re-audit or restatement of any prior period will have a material adverse effect on the Company's customers, suppliers or other business relationships.

o There is a risk that Nasdaq will not grant the Company's request to extend the date to complete the re-audit by January 13, 2003. In addition, there is a risk that if such extension is granted, the Company may not complete the re-audit by January 13, 2003. If the extension is not granted or if the Company is unable to complete the re-audit by January 13, 2003, the Company will not be in compliance with the NASDAQ rules which in turn could cause the Company's stock to be de-listed.

o As a result of the Company's announcement to conduct a re-audit of its financial statements for fiscal years 2000 and 2001, the Company may be subject to inquiry or investigation by governmental authorities, including the Securities and Exchange Commission. In the event that the Company is subject to such an inquiry or investigation, the Company will fully cooperate with such inquiry or investigation. There is risk that such an inquiry or investigation could result in substantial costs and divert management attention and resources from our business, which could adversely affect our business.

o In the past, private securities class action litigation has been brought against companies after events occurred such as the restatement of financial results. Due to the announcement of the re-audit of our financial statements, there is risk that private securities litigation may be brought against the Company. As of the date of this press release, three such private securities class action lawsuits have been announced. There is risk that such litigation could result in substantial costs and divert management attention and resources from our business, which could adversely affect our business.

o New accounting standards, or additional interpretations or guidance regarding existing standards, could be issued in the future, which could lead to unanticipated changes in the Company's current financial accounting policies. These changes could affect the timing of revenue or expense recognition and cause fluctuations in operating results.

o The Company's stock price may become volatile, in part, due to of the re-audit of its consolidated financial statements for fiscal years 2000 and 2001, and any resulting restatements of prior fiscal periods. The stock price may fluctuate until the CEO and CFO make the required certifications pursuant to the Sarbanes-Oxley Act of 2002. Fluctuations in quarterly operating results may also result in volatility in the Company's stock price. No assurance can be given that operating results will not vary. The Company's stock price may also be volatile, in part, due to external factors such as announcements by third parties or competitors, inherent volatility in the high-technology sector and changing market conditions in the industry.

For a detailed discussion of these and other risk factors, interested parties should review the Company's filings with the Securities and Exchange Commission.


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